Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PolyOne Corporation 2010 Equity and Performance Incentive Plan of our reports dated February 18, 2010, with respect to the consolidated financial statements of PolyOne Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting of PolyOne Corporation filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP
Cleveland, Ohio
May 12, 2010